EXHIBIT 99.1

Oblong Announces Authorization of Stock Buyback Program

Denver, Colorado April 22, 2025 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), announced today that its Board of Directors has authorized a stock buyback program (the “Program”) to repurchase up to $500,000 of the Company’s common stock.

With approximately 1.1 million shares of common stock outstanding, the Program could enable the Company to repurchase up to approximately 25% of its shares at current market prices, reflecting management’s strong belief that the stock is undervalued. Share repurchases under the Program may be funded using the Company’s existing cash balance or future cash flows. As of December 31, 2024, the Company had approximately $5.0 million of cash and no debt. Repurchases may be made in the open market, in privately negotiated transactions, or through other means as permitted by securities laws. The number of shares purchased and the timing of purchases will depend on factors such as available cash, general business conditions, and the pricing of the Company’s common stock. The Program does not obligate the Company to acquire a specific number of shares and may be suspended, modified, or terminated at any time. The Company may also enter into Rule 10b5-1 trading plans under the Program.

Oblong has been actively pursuing a disciplined M&A strategy, targeting pure SaaS businesses or companies that can significantly enhance operating leverage and profitability through the integration of AI-driven automation and predictive analytics into their workflows. While challenging market conditions have limited suitable opportunities, we remain steadfast in our commitment to identifying high-potential targets that align with our vision for innovation and value creation. In the interim, the $500,000 stock buyback program reflects our dedication to enhancing shareholder value while maintaining flexibility for strategic growth initiatives.

“I’m pleased to announce our Board’s authorization of a $500,000 stock buyback program, which demonstrates our confidence in the Company’s intrinsic value and our commitment to shareholders,” said Peter Holst, CEO of Oblong. “With a strong balance sheet, including $5.0 million in cash and no debt as of December 31, 2024, we are well-positioned to execute opportunistic share repurchases while pursuing strategic growth opportunities, including potential M&A driven by our focus on transformative SaaS and AI-enabled businesses.”

About Oblong, Inc.

Oblong (Nasdaq: OBLG) provides innovative and patented technologies that change how people work, create, and communicate. Oblong’s product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 and enterprise customers. For more information, visit www.oblong.com and Oblong’s Twitter and Facebook pages.

Forward-looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the Company’s balance sheet affording the Company the ability to make share repurchases in the future and (ii) the Company’s pursuit of strategic growth opportunities. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company cannot give any assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@oblong.com

(213) 683-8863 ext. 5